NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
Third Quarter Net Income Increased 72.3% and Return on Equity of 16.6%
Greenwich, CT, October 21, 2021 - W. R. Berkley Corporation (NYSE: WRB) today reported its third quarter 2021 results.

Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2021	2020	2021	2020

Gross premiums written	$2,787,499	$2,262,545	$7,933,446	$6,626,163
Net premiums written	2,325,138	1,879,316	6,587,357	5,464,980

Net income to common stockholders	261,297	151,678	728,060	218,520
Net income per diluted share	1.40	0.81	3.89	1.15

Operating income (1)	246,699	121,146	667,539	265,210
Operating income per diluted share	1.32	0.65	3.57	1.40

Return on equity (2)	16.6%	10.0%	15.4%	4.8%

(1)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(2)Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

W. R. Berkley Corporation        2

Third quarter highlights included:
•Return on equity of 16.6%.
•Net premiums written increased 23.7%.
•The current accident year combined ratio before catastrophe losses of 3.5 loss ratio points was 86.9%.
•The reported combined ratio was 90.4%, including catastrophe losses of $73.8 million.
•Average rate increases excluding workers' compensation were approximately 10.1%.
•Net investment income increased 26.1% to $179.9 million.
•Operating income increased 103.6% to $246.7 million.
•Total capital returned to shareholders was $115.8 million, consisting of $92.7 million of share repurchases and $23.1 million of dividends.

The Company commented:
The Company had another outstanding quarter with 24% growth in net premiums written, a combined ratio of 90.4%, and an annualized return on equity of 16.6%. These results were achieved in spite of significant industry catastrophe losses and low interest rates.
Overall rate increases remained robust in nearly all lines of business, and we expect this to continue for the foreseeable future. We see expanding opportunities to write business at attractive underwriting margins, given the strong commercial property and casualty pricing environment. The increasing focus that distribution partners and clients are placing on stable markets with balance sheet strength and expertise, particularly in specialty and E&S lines, is also contributing to growth.
Underwriting income increased 80% in the quarter. We expect that exposure growth and compounding rate achievement will contribute to additional underwriting profits as premiums are fully earned. While we maintain a high-quality short-duration fixed-maturity portfolio, investment income grew 26% in the quarter as investment funds delivered another strong performance.
The Company is performing well as we remain focused on our total risk-adjusted return strategy. Opportunities like the current environment are infrequent in the property casualty insurance market, and we are striving to make the most of it.

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Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on October 21, 2021, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/news-and-events/events-and-presentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/annual-reports/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2021 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cybersecurity-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the ongoing COVID-19 pandemic; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2021 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2021	2020	2021	2020
Revenues:
Net premiums written	$2,325,138	$1,879,316	$6,587,357	$5,464,980
Change in unearned premiums	(244,120)	(130,395)	(684,759)	(347,727)
Net premium earned	2,081,018	1,748,921	5,902,598	5,117,253
Net investment income	179,851	142,650	506,615	402,844
Net investment gains (losses):
Net realized and unrealized gains (losses) on investments	17,187	(7,772)	89,407	(89,404)
Change in allowance for credit losses on investments	2,314	46,750	(11,003)	29,093
Net investment gains (losses)	19,501	38,978	78,404	(60,311)
Revenues from non-insurance businesses	120,374	87,495	316,927	256,966
Insurance service fees	21,467	21,635	69,531	67,256
Other Income	2,072	140	3,163	2,446
Total Revenues	2,424,283	2,039,819	6,877,238	5,786,454
Expenses:
Loss and loss expenses	1,298,392	1,114,632	3,623,630	3,357,011
Other operating costs and expenses	643,045	593,969	1,907,020	1,753,142
Expenses from non-insurance businesses	115,465	85,036	308,453	256,032
Interest expense	35,100	39,768	109,846	114,874
Total expenses	2,092,002	1,833,405	5,948,949	5,481,059
Income before income tax	332,281	206,414	928,289	305,395
Income tax expense	(64,963)	(54,048)	(191,577)	(84,900)
Net Income before noncontrolling interests	267,318	152,366	736,712	220,495
Noncontrolling interest	(6,021)	(688)	(8,652)	(1,975)
Net income to common stockholders	$261,297	$151,678	$728,060	$218,520

Net income per share:
Basic	$1.41	$0.82	$3.93	$1.17
Diluted	$1.40	$0.81	$3.89	$1.15

Average shares outstanding (1):
Basic	185,031	185,765	185,127	187,338
Diluted	186,742	187,717	187,060	189,515

(1)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Third Quarter		Nine Months
	2021	2020	2021	2020
Insurance:
Gross premiums written	$2,446,758	$1,981,816	$7,008,617	$5,841,328
Net premiums written	2,007,194	1,628,316	5,741,229	4,754,791
Net premiums earned	1,819,071	1,531,093	5,151,253	4,481,092
Pre-tax income	314,000	178,971	862,399	431,464
Loss ratio	61.4%	64.4%	61.4%	65.5%
Expense ratio	27.9%	29.7%	28.5%	30.6%
GAAP Combined ratio	89.3%	94.1%	89.9%	96.1%

Reinsurance & Monoline Excess:
Gross premiums written	$340,740	$280,729	$924,829	$784,835
Net premiums written	317,945	251,000	846,128	710,189
Net premiums earned	261,947	217,828	751,345	636,161
Pre-tax income	52,742	61,532	196,185	110,611
Loss ratio	69.3%	59.1%	61.5%	66.5%
Expense ratio	29.1%	31.2%	30.1%	32.1%
GAAP Combined ratio	98.4%	90.3%	91.6%	98.6%

Corporate and Eliminations:
Net investment gains (losses)	$19,501	$38,978	$78,404	$(60,311)
Interest expense	(35,100)	(39,768)	(109,846)	(114,874)
Other revenues and expenses	(18,862)	(33,299)	(98,853)	(61,495)
Pre-tax loss	(34,461)	(34,089)	(130,295)	(236,680)

Consolidated:
Gross premiums written	$2,787,499	$2,262,545	$7,933,446	$6,626,163
Net premiums written	2,325,138	1,879,316	6,587,357	5,464,980
Net premiums earned	2,081,018	1,748,921	5,902,598	5,117,253
Pre-tax income	332,281	206,414	928,289	305,395
Loss ratio	62.4%	63.7%	61.4%	65.6%
Expense ratio	28.0%	30.0%	28.7%	30.8%
GAAP Combined ratio	90.4%	93.7%	90.1%	96.4%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2021	2020	2021	2020
Net premiums written:
Other liability	$760,515	$606,967	$2,138,816	$1,748,338
Short-tail lines (1)	373,427	343,888	1,090,257	974,941
Workers' compensation	277,490	257,629	879,852	857,951
Commercial automobile	295,132	230,352	822,903	648,842
Professional liability	300,629	189,480	809,401	524,719
Total Insurance	2,007,194	1,628,316	5,741,229	4,754,791
Casualty reinsurance	194,253	142,847	525,333	419,235
Monoline excess	75,504	59,267	184,676	154,105
Property reinsurance	48,189	48,886	136,118	136,849
Total Reinsurance & Monoline Excess	317,945	251,000	846,128	710,189
Total	$2,325,138	$1,879,316	$6,587,357	$5,464,980

Current accident year losses from catastrophes (including COVID-19 related losses):
Insurance	$39,230	$74,038	$108,863	$244,657
Reinsurance & Monoline Excess	34,560	(1,282)	44,722	52,733
Total	$73,790	$72,756	$153,585	$297,390

Net Investment income:
Core portfolio (2)	$103,372	$104,872	$306,901	$349,598
Investment funds	69,292	18,235	169,538	1,260
Arbitrage trading account	7,187	19,543	30,176	51,986
Total	$179,851	$142,650	$506,615	$402,844

Net realized and unrealized gains (losses) on investments:
Net realized gains (losses) on investments	$36,431	$(38,466)	$151,225	$(27,545)
Change in unrealized (losses) gains on equity securities	(19,244)	30,694	(61,818)	(61,859)
Total	$17,187	$(7,772)	$89,407	$(89,404)

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$583,065	$523,349	$1,694,548	$1,574,507
Insurance service expenses	21,243	21,034	63,817	64,029
Net foreign currency (gains) losses	(12,497)	5,078	(19,216)	(23,845)
Debt extinguishment costs	—	—	11,521	—
Other costs and expenses	51,234	44,508	156,350	138,451
Total	$643,045	$593,969	$1,907,020	$1,753,142

Cash flow from operations	$828,585	$557,094	$1,524,394	$1,136,945

Reconciliation of net income to operating income:
Net income	$261,297	$151,678	$728,060	$218,520
Pre-tax investment (gains) losses, net of related expenses	(18,820)	(39,497)	(75,393)	60,311
Income tax expense (benefit)	4,222	8,965	14,872	(13,621)
Operating income after-tax (3)	$246,699	$121,146	$667,539	$265,210

(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30, 2021	December 31, 2020

Net invested assets (1)	$23,292,268	$21,370,503
Total assets	31,544,288	28,571,965
Reserves for losses and loss expenses	14,919,576	13,784,430
Senior notes and other debt	2,258,646	1,623,025
Subordinated debentures	1,007,472	1,102,309
Common stockholders' equity (2)	6,648,441	6,310,802
Common stock outstanding (3)	176,639	177,825
Book value per share (4)	37.64	35.49
Tangible book value per share (4)	36.39	34.22

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of September 30, 2021, reflected in common stockholders' equity are after-tax unrealized investment gains of $187 million and unrealized currency translation losses of $378 million. As of December 31, 2020, after-tax unrealized investment gains were $290 million and unrealized currency translation losses were $352 million.
(3)During the nine months ended September 30, 2021, the Company repurchased 1,752,619 shares of its common stock for $122 million. During the three months ended September 30, 2021, the Company repurchased 1,287,556 shares of its common stock for $93 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
September 30, 2021
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$518,333	2.2%
State and municipal:
Special revenue	2,110,271	9.1%
State general obligation	447,320	1.9%
Local general obligation	431,522	1.9%
Pre-refunded	230,840	1.0%
Corporate backed	177,916	0.7%
Total state and municipal	3,397,869	14.6%
Mortgage-backed securities:
Agency	681,798	2.9%
Residential - Prime	159,826	0.7%
Commercial	130,637	0.6%
Residential - Alt A	6,326	0.0%
Total mortgage-backed securities	978,587	4.2%
Asset-backed securities	4,655,555	20.0%
Corporate:
Industrial	3,132,362	13.5%
Financial	1,699,840	7.3%
Utilities	418,853	1.8%
Other	173,009	0.7%
Total corporate	5,424,064	23.3%
Foreign government	1,098,727	4.7%
Total fixed maturity securities (1)	16,073,135	69.0%
Equity securities available for sale:
Common stocks	609,939	2.6%
Preferred stocks	208,799	0.9%
Total equity securities available for sale	818,738	3.5%
Cash and cash equivalents (2)	2,182,020	9.4%
Real estate	1,842,400	7.9%
Investment funds (3)	1,400,140	6.0%
Arbitrage trading account	860,339	3.7%
Loans receivable	115,496	0.5%
Net invested assets	$23,292,268	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.3 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.
(3)Investment funds are net of related liabilities of $0.8 million.